                                                                    EXHIBIT 23.1
                                                                    ------------



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to The 2003 Incentive Award Plan of LifePoint, Inc. and to the incorporation by reference therein of our report dated June 27, 2003, except for Note 9, as to which the date is July 14, 2003, with respect to the financial statements of LifePoint, Inc. included in its Annual Report (Form 10-K/A) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Orange County, California
March 9, 2004